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                                                                 Exhibit 23(a)



                       CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 26, 1995, in Post-effective Amendment No. 1 to the Registration Statement (Form SB-2 No. 33-77872) and related Prospectus of Novametrix Medical Systems Inc. for the registration of 1,319,940 shares of Common Stock and 55,000 redeemable Class A Warrants and 55,000 redeemable Class B Warrants.


                                            ERNST & YOUNG LLP


Hartford, Connecticut
October 17, 1995